2008 Management Incentive Plan (MIP) Effective January 1, 2008

Compensation Philosophy The corporation recognizes that an equitable compensation philosophy helps to attract, motivate, and retain the most critical resource — employees. Our compensation programs are based on a commitment to equitable pay for all positions using the factors of market value, internal comparisons and results achieved. Performance is the most important component in advancement decisions and is measured by the execution of set goals through accepted behaviors which lead to the achievement of the corporate Vision. Managers work within set guidelines to determine increases and incentive awards, carefully considering performance when allocating available funds. The corporate compensation programs, merit increases and incentive bonuses are determined without regard to race, color, religion, gender, sexual orientation, national origin, citizenship, age, disability or status as a disabled veteran, other veteran, recently separated veteran, or Vietnam-era veteran. Corporate Vision The corporate Vision directs the strategies that are used to design compensation plans. .. We must earn the right to be an independent bank by increasing shareholder value . We will achieve this goal by growing profitability and more quickly than our market competitors .. We will deliver extraordinary value to our clients . We will have a solutions based sales and sales management process while being committed to internal and external service excellence .. We will attract, retain and develop the very best people in our markets . We will hold our people accountable and reward them for both individual and team behaviors and results .. We will share information and communicate honestly and openly with each other across all areas of our company . We will be a learning organization with a collaborative, boundaryless environment .. We will continuously improve our company while operating effectively, cost efficiently and prudently managing our risks .. We will be the leading bank in the Midwest Incentive Compensation Committee An incentive compensation design committee — comprised of representatives Executive Management, HR Corporate Compensation Committee, Human Resources and the Financial Management Group — developed the incentive plan. They defined component categories, established goals, created payout formulas and developed reporting and tracking systems. The incentive compensation committee is accountable for interpretation of the performance plan and resolves any discrepancies or exceptions.

Ethics & Professional Standards Eligibility for payment under this program is conditioned on demonstrating the highest level of professionalism and ethics, while adhering to the Citizens Republic Bancorp Code of Conduct and other performance standards. Records It is understood that all incentives are considered earned income and are subject to all federal, state and local tax laws and any voluntary payroll deductions such as 401(k) contributions. All appropriate records necessary for tax purposes will be maintained by the Human Resource Payroll department. Incentives payable but not received under this program will still be awarded in the event of the death of a participant. Participants of record with incentive payable but not received, whose beneficiary is unable to be located within one year of a distribution will forfeit their distribution to the Bank. General Provisions & Eligibility Requirements Eligible participants include Senior Vice Presidents and above and certain other officers based upon corporate responsibilities who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Staff members become eligible to participate in the plan by virtue of promotion or new hire. . Awards will be pro-rated based on months served for participants with less than 12 months of service in a plan year. Some new hire participant awards may be guaranteed based on offer letter. To be eligible for incentive payment, participants must meet the following requirements: . Be actively employed at the time of the incentive payment .. A participant who terminates employment prior to the plan year end is not eligible to receive an award. . Not be on corrective action (written or termination warning) at the end of the plan year nor at the time of payment .. Results and payouts will not be prorated . Be performing at a minimum performance level of “Productive” The discretion of management, CEO and the incentive compensation committee is the final factor in the determination of eligibility and for final determination of payment award. Special Rules . The Plan is effective beginning January 1, 2008 and is subject to change at any time prior to the actual payment, per the Bank’s sole and absolute discretion. . The Plan is not intended to be a contract, and no participant shall have any contractual right to payment or employment for a particular term under the Plan. . The Plan will be administered in accordance with Citizens EEO/Affirmative Action Policy. . The Management Incentive Plan is administered by the Compensation and Human Resources Committee of the Corporation.

.. The Administrator has complete authority to interpret Plan provisions, revise the Plan and make all of the determinations they deem appropriate for fair administration of the Plan. o The Administrator reserves the right to terminate this Plan or to revise any aspect of this Plan at any time, including individual payouts, without prior notification to participants. o Any exceptions to the Plan must be approved by the Plan Administrator. . While all attempts will be made to follow the incentive formulas and metrics, subjective adjustments occasionally can and will be made both upwards and downwards based on management discretion which will require CEO approval. .. Adjustments will be considered based on value of an individual’s contribution to performance during the year and not based on comparison to prior year awards, comparison to peer’s incentive levels, attitude, effort, etc. .. Subjective adjustments will be the exception and not the rule. Management will however reserve the right to make these subjective adjustments if necessary to be equally fair to shareholders and plan participants. . The incentive award for the Chairman, President and CEO will be determined by the Compensation and Human Resources Committee. . A special award fund (Discretionary) equal to 15% of the aggregate incentive award will be available for individual awards as determined by the President and CEO. Awards from this fund are made to staff members who are not participants in the Management Incentive Plan. .. Awards for the Discretionary Fund will be made only in recognition of exemplary achievements. .. Distribution of all available amounts in this fund is not mandatory. (see discretionary award guidelines) . This Plan supersedes in their entirety any previous compensation plan(s), letters, or arrangements with respect to any and all compensation or incentive pay plans. All other agreements are void and have no further effect. . This document and is contents are confidential and proprietary to Citizens Bank and shall remain the property of Citizens Bank. .. Neither this document nor its contents may be discussed, disclosed, or revealed to anyone outside the Company. The participant is responsible for maintaining the security of this document. . A participant is responsible for immediately communicating any incentive underpayments or overpayments to the Human Resources Compensation team. .. Failure to communicate any errors on a timely basis may result in corrective action up to and including termination.

Plan Objectives The objectives of the plan are to: . Ensure achievement of strategic goals and align with the financial goals of the bank: .. Profitable revenue growth, Deposit growth, Efficient use of capital, NIE management, Credit Quality . Be a “win-win” program for our company, shareholders and participants. . Strengthen links between pay and performance. . Allow for changes and/or modifications which support our corporate and line of business strategies. Targeted Incentive Pool Determination Base Salary x Participation Rate x Service Factor = Targeted Incentive Pool The participant’s Base Salary at plan year end is used in the calculation. Participation Rates are determined at start of plan year and approved by the Human Resources Compensation Committee. Participation Rates are stated as % of base salary and are based on job function and value to the corporation. The participation rate for individual positions is benchmarked from market data research provided by various surveys and consultants. The Service Factor is equal to the number of months the participant is employed with the corporation (or holds an eligible position) during the plan year divided by 12 and stated as a percentage. Example: 100% is equal to 12 months, 50% is equal to 6 months. Level Participation Determination

Corporate Level Incentive Components The Management Incentive Plan Corporate components consist of Primary and Secondary Factors: . Primary Factors: Total Revenue, Net Income after Taxes, Total Deposits, Non Performing Assets, Expense Management. .. All components are independent .. The results of each Corporate Level component will be placed against the payout tier structure at the end of the plan year to determine the weighted average payout for Corporate Level performance. (See payout tier structure at end of document) . Secondary Factors: A Revenue and Net Income Peer Ranking vs. Peer Group factor may be utilized to determine the FINAL weighted average factor for the Corporate Component portion of the payout.

Line of Business & Individual Level Incentive Goal Setting & Results Each manager is accountable for establishing goals and providing year end results for their participating staff: . Management will be provided an automated goal planning and scoring template for each participant. . They will make the determination, with input from the participant, on the type of goals (quantifiable vs. qualitative) to be assigned based on the level of participation (line of business results vs. individual results) of the participant. Each level of participation allows for both goal types. . Goal setting should provide the measure, the goal/desired outcome and an assigned weighting for each goal so that the total of all weightings in the assigned participation levels equals 100%. . At plan year end, managers will be asked to provide results and actual outcomes for all goals, to score each participant on the core corporate competencies and to provide payout percentages based on defined payout ranges. Automated goal planning and scoring templates will be provided for each participant. Quantifiable Goals: . Includes items such as growth, financial measures, service levels, etc... — Items typically numerical in nature and measurable. . Goals should be set at levels that are challenging to reach at 100%. . The results for each measurable goal will be placed against a corporate payout tier structure at the end of the plan year to determine a weighted average result. Qualitative Goals: . Goals that are not quantifiable, but are measurable on the 1-4 rating scale. . Includes items such as audits, surveys, specific special projects/initiatives, solutions/strategies, implementations, etc... — Non-numerical. . Goals should be set at levels that are challenging to reach. . The results for each goal/initiative will be placed against a corporate payout tier structure on a 1-4 rating scale at the end of the plan year to determine a weighted average Individual result. Individual Level Performance Modifier: All participants will be rated on the Core Corporate Competencies to establish a performance multiplier: . Performance for the full plan year should be considered when rating each participant. . A performance modifier of 0% to 150% will be assigned based on an overall average rating for the participant. . A performance modifier with results exceeding 100% (average rating of 3.00 or higher) should be reserved for truly extraordinary performance. See a SAMPLE of the Line of Business & Individual Level Goal Planning & Scoring Template beginning on page 9.

MIP Incentive Calculation (Targeted Incentive Pool x Weighted Avg. Corporate Result) + (Targeted Incentive Pool x Weighted Avg. Line of Business Result) + (Targeted Incentive Pool x Weighted Avg. Individual Result) x Performance Factor = Calculated MIP Incentive $ Earned Award Payments All awards earned under the Management Incentive Plan will be paid as soon as practical following approvals by the Compensation and Human Resources Committee in February following the plan year end. Discretionary Award Guidelines . Objectives: To recognize and promote exemplary individual performance or initiative. . Eligible Participants: All staff members are eligible except staff members who are in established incentive plans with payment amounts determined by performance in relation to established goals. . Nomination Process: Managers nominate staff member(s) according to established guidelines. They must obtain concurrence and approval from their Leadership Team member. . Monetary Guidelines: Range of $500 to $3000. Larger amounts can be given in exceptional circumstances. . Guidelines: Discretionary awards can be given in recognition for one or more of the following performance criteria: Earnings: • Expense reduction • Revenue enhancement Innovation: · Continuous improvement efforts • Innovative delivery alternatives • Foresight and planning to prevent crises Achievement: • Unique/specialized skills or knowledge of value to the company, i.e., Key Performers • Sustained high performance • Exemplary performance during unusual circumstances or specific events • Special projects completed in an exceptional manner, with value added • Extraordinary client service

SAMPLE — Line of Business & Individual Level Goal Planning & Scoring Template

INDIVIDUAL LEVEL OVERALL

1-4 Rating Guideline (Applied separately against each qualitative goal) Both rating definitions/guidelines and performance must be taken into consideration when assigning a final rating: Example: . A (4) “Role Model” rating translates to meeting the performance requirement stated for a (4) AND performing within the guidelines for a (4) rating. (ie. Actively shares best practices, Helps team exceed goals, etc...). . If both performance AND rating guidelines are not met, the rating should be lowered until the results meet the required level of standard. Component Rating — 1 — Needs Improvement Definition: Did not achieve goals set; does not demonstrate competency expectations at this level. Performance improvement is priority. • Does not meet minimum stated goal set • Does not learn from repeated mistakes • Requires significant guidance from supervisor to complete related task or demonstrate competency • Few if any examples in event file demonstrating the competency • No appropriate strength competency comment • Many examples in event file of not demonstrating competency • Requires significant guidance from supervisor to demonstrate competency Component Rating — 2 — Productive Definition: Meets goals set within minimum to exceeds standard range; a solid performer with some guidance, demonstrates potential to develop full competency and willingness to become skilled at all elements of performance. • Meets goals within minimum to exceeds standard • Demonstrates understanding of process • Learns from mistakes • Requires some guidance from supervisor to complete related tasks • Some examples in event file demonstrating the competency • Several specific examples of strengths demonstrating competency • Requires some guidance from supervisor to demonstrate competency • Assists others to achieve competency when asked Component Rating — 3 — Accomplished Definition: Exceeds goals while demonstrating strong values and competencies; demonstrates full knowledge of competency and independently applies it. Expresses positive attitude and demonstrates willingness to expand role. · Meets goals at or above exceeds standard • Has very few mistakes and demonstrates ability to learn from those mistakes • Works without assistance to achieve goal

· Demonstrates best practice process to achieve goal • Has shared best practices • Many examples in event file demonstrating the competency • Many specific examples of strengths demonstrating competency • Seldom requires guidance from supervisor to demonstrate competency • Regularly shares best practices and assists others within team to achieve this competency Component Rating — 4 — Role Model Definition: Exceptional performance in every measurable aspect; innovative, insightful and perceptive. Inspires others through extraordinary attitude and ability to leverage expert knowledge to others in the team. Sets example that every staff member should follow. • Always above exceeds standard • Results are consistently among industry best • Normally mistake free • Actively shares best practices • Helps team exceed goals • Numerous examples in event file demonstrating the competency • Numerous specific examples of strengths demonstrating competency • Rarely requires guidance from supervisor to demonstrate competency • Always shares best practices and assists others within team to achieve this competency • Responsible for team increasing performance on this competency

Payout Tier Structures

LINE OF BUSINESS LEVEL QUANTIFIABLE GOALS LINE OF BUSINESS INDIVIDUAL LEVEL QUALITATIVE GOALS INDIVIDUAL LEVEL PERFORMANCE MODIFIER